EXHIBIT 99.1

[ATCHISON CASTING CORPORATION LOGO]

NEWS RELEASE
--------------------------------------------------------------------------------
                                           CONTACT: Hugh Aiken or
                                                    Kevin McDermed
                                                    913 367 2121
                                                    NYSE:  FDY

                       ATCHISON CASTING ANNOUNCES RESULTS
                        FOR THE FIRST THREE QUARTERS AND
                           NINE MONTHS OF FISCAL 2001
                       AND COMPLETION OF RESTATED RESULTS

      Atchison, Kansas - May 11, 2001 - Atchison Casting Corporation (NYSE:
"FDY") today announced results for the first three quarters and first nine months of fiscal 2001, which ended March 31, 2001. Release of these results was delayed pending the restatement of prior years' results, which was completed on April 24, 2001.

1st Quarter ended September 30, 2000

    For the first quarter of fiscal 2001, excluding the cumulative effect of a change in accounting principle, the Company recorded a net loss of $5.3 million, or $0.69 per share, on sales of $99.2 million as compared to a restated net loss of $1.2 million, or $0.16 per share, on restated sales of $108.9 million in the comparable period last year. Including the cumulative effect on prior years (to June 30, 2000) of a change in accounting for derivative financial instruments, the Company recorded a net loss of $5.9 million, or $0.76 per share.

2nd Quarter ended December 31, 2000

     In the second quarter, excluding a non-recurring gain relating to an insurance claim resulting from the industrial accident on February 25, 1999 at the Company's subsidiary, Jahn Foundry Corp., the Company recorded a net loss of $4.7 million, or $0.61 per share, on sales of $105.8 million as compared to a restated net loss of $1.0 million, or $0.13 per share, on restated sales of $114.1 million in the comparable period last year. In the second quarter, the Company recorded a non-recurring gain of $10.9 million ($6.6 million, net of tax), which consisted of business interruption and property insurance gains resulting from the insurance claim at Jahn Foundry. Including this gain, the Company earned $1.9 million, or $0.24 per share, for the second quarter of fiscal 2001.

3rd Quarter and first nine months ended March 31, 2001

     For the third quarter of fiscal 2001, the Company recorded a net loss of $5.0 million, or $0.65 per share, on sales of $116.9 million. Excluding a benefit from deferred income tax, for the third quarter of fiscal 2000, the Company recorded a restated net loss of $2.6 million, or $0.34 per share, on restated sales of $121.8 million. For the first nine months of fiscal 2001, excluding the cumulative effect of a change in accounting principle and the non-recurring gain discussed above, the Company recorded a net loss of $15.0 million, or $1.95 per share, on sales of $321.9 million. For the first nine months of fiscal 2000, also excluding the deferred tax benefit, the Company recorded a restated net loss of $4.8 million, or $0.62 per share, on restated sales of $344.8 million. Including the non-recurring items, the Company recorded a net loss of $9.0 million, or $1.17 per share for the first nine months of fiscal 2001. During the third quarter of fiscal 2000, the Company recorded a $7.8 million deferred income tax benefit with respect to the resolution of the Company's tax treatment of certain flood insurance proceeds received in 1995 and 1996. The proceeds were received for property damage to the Company's Atchison, Kansas foundry resulting from the Missouri River flood in July 1993. Including this deferred tax benefit, Atchison recorded restated net income of $5.2 million, or $0.68 per share, in the third quarter of fiscal 2000 and restated net income of $3.0 million, or $0.39 per share for the first nine months of fiscal 2000.

     "Fiscal year 2001 results have been significantly impacted by several factors, including weak overall market conditions, the closure of three operations, the on-going recovery at Jahn Foundry following the industrial accident there on February 25, 1999, approximately $5.5 million of increased fuel costs for the first nine months compared to last year, costs associated with both our existing credit line as well as our attempt to secure a new line of credit and the time and expense related to the investigation and restatement of prior year results following the discovery of accounting irregularities at the Pennsylvania Foundry Group," said Hugh Aiken, CEO.

    "The major markets that the Company serves have continued at depressed levels. However, during this year we believe we have increased our market share in some of our markets, both by winning new customers, and by winning new work at existing customers Some of these jobs have been at lower than average margins," said Hugh Aiken, CEO. "Our view is that conditions in some of ACC's major markets are now beginning to improve with the increases in oil and copper prices, and the recovery in world-wide steel production, although the short rebound in steel prices has not held as of yet. Backlog has increased over the last couple of months, and now stands at approximately $190 million," continued Mr. Aiken.

    "The closing of Claremont Foundry is complete. The last castings were poured in September," said Mr. Tom Armstrong, COO-North America. "Of course, the inefficiencies inherent in a shutdown, coupled with related closure costs, such as severance and mothballing expenses, resulted in higher losses on very low sales volume," continued Mr. Armstrong. "However, much of the work at Claremont has been transferred to Quaker Alloy. Following the shutdown, Claremont's operating losses, which were $2.3 million for fiscal 2000, are behind us," added Mr. Armstrong. For the first nine months of fiscal 2001, Claremont recorded a net loss of $523,000, or $.07 per share, on sales of $816,000, compared to a net loss of $1.3 million, or $0.17 per share, on sales of $3.4 million in the first nine months of fiscal 2000.

    "Following the discovery of accounting irregularities, which revealed substantial operating losses at our three Pennsylvania operations, it was decided to close Pennsylvania Steel. The closure of Pennsylvania Steel was completed by February 28, 2001, with much of the work transferred to PFG's other two operations, thereby reducing our losses and improving the capacity utilization at the remaining two foundries in Pennsylvania," said Hugh Aiken. For the first nine months of fiscal 2001, Pennsylvania Steel recorded a net loss of $2.4 million, or $0.32 per share, on sales of $4.9 million, compared to a net loss of $3.0 million, or $0.39 per share, on sales of $9.0 million in the first nine months of fiscal 2000.

    "The bankruptcy of PrimeCast's major customer, Beloit Corporation, and the subsequent closing of the Beloit operations by its new owners had a dr amatic effect on PrimeCast's operations," said Mr. Aiken. "In January, we announced the decision to close PrimeCast, which was completed by March 31, 2001," continued Mr. Aiken. In the first nine months of fiscal 2001, PrimeCast recorded a net loss of $3.2 million, or $0.42 per share, on sales of $14.9 million, compared to a net loss of $1.8 million, or $0.24 per share on sales of $18.2 million in the first nine months of fiscal 2000.

    "The rebuilding of the mold department at Jahn Foundry is complete, following the explosion there in 1999. Jahn began using the new department in late November. However, a substantial amount of training and equipment debugging remains before Jahn can regain prior productivity levels. The rebuilt molding department has allowed Jahn to stop purchasing and transporting molds from other facilities," said Mr. Aiken. "During this start-up and training phase, Jahn continues to operate at a substantial loss. The losses prior to June 2000 were largely covered by insurance payments from the Company's carrier. Discussions regarding the duration and amount of the Company's claim continue with our insurance carrier. However, we may not receive any additional payments until final settlement is reached. This process could take several months or longer. As a result, without insurance proceeds, we are currently reporting substantial losses at Jahn," continued Mr. Aiken. "However, we expect these losses to gradually decline." Excluding the non-recurring gain from insurance proceeds, for the first nine months of fiscal 2001, Jahn recorded a net loss of $2.0 million, or $0.26 per share, on sales of $6.1 million, compared to net income of $200,000, or $0.03 per share, on sales of $8.2 million in the prior year period.

    "The increase in oil prices and the increasing demand for energy around the world have begun to create new activity in the off-shore oil and gas exploration, utility and energy markets. These markets, coupled with the steel market, which continues to be relatively soft, are Sheffield's largest markets. As a result, we are expecting improved results in the months ahead at Sheffield," said Mr. Aiken. "However, the softness in these markets and the strong British pound vis-a-vis the euro over the last two years have caused losses at Sheffield. We have reduced costs and increased productivity during this period, and now stand positioned to generate solid earnings as these markets recover." In the first nine months of fiscal 2001, Sheffield recorded a net loss of $1.3 million, or $0.17 per share, on sales of $78.4 million, compared to a net loss of $1.4 million, or $0.19 per share, on sales of $85.1 million in the comparable period last year.

    "As projected, the radiator market served by Autun has gradually declined, although at a slower rate than expected. Autun has developed a number of new customers in diverse markets such as brake discs and stove tops. As productivity improves on this new work, Autun's results will improve," said Mr. Aiken. Autun, ACC's iron operation in France, recorded a net loss of $19,000 on sales of $13.5 million in the first nine months of fiscal 2001, compared to net income of $348,000, or $0.05 per share, on sales of $13.9 million in the comparable period last year.

    "The investigation of the accounting irregularities at the Pennsylvania Foundry Group, and the subsequent restatement of past financial results, are now complete and behind us. Aside from the time, effort and diversion of management attention, this process was also costly, as ACC incurred direct expense of approximately $870,000 toward this effort through March 31st, " said Hugh Aiken. A summary of the significant effects of the restatement on each quarter is set forth in a footnote in each of the Company's filings on Form 10-Q.

    "Given (i) the closure of three operations, (ii) the start-up of the rebuilt mold department at Jahn, (iii) the conclusion of the investigation and restatement of our financial results relating to the accounting irregularities at the Pennsylvania Foundry Group, (iv) new, labor saving machine tools going online at Sheffield, London Precision and Atchison/St. Joe (now renamed `Atchison Steel Casting & Machining Division') and (v) improvement in mining, oil and gas and steel markets, I am hopeful that we may return to profitability sometime during calendar 2002", concluded Aiken.

     ACC produces iron, steel and non-ferrous castings for a wide variety of equipment, capital goods and consumer markets.

     This press release contains forward-looking statements that involve risks and uncertainties. The Company's actual results could differ materially from the expected results because of a variety of factors, including the size and timing of future acquisitions, business conditions and the state of the general economy, particularly the capital goods industry, the strength of the U.S. dollar, British pound sterling and the Euro, interest rates, the Company's ability to renegotiate or refinance its lending arrangements, utility rates, the availability of labor, the successful conclusion of union contract negotiations, the results of any litigation arising out of the accident at Jahn Foundry, the results of any litigation or regulatory proceedings arising from the accounting irregularities at the Pennsylvania Foundry Group, the competitive environment in the casting industry and changes in laws and regulations that govern the Company's business, particularly environmental regulations.

               ATCHISON CASTING CORPORATION AND SUBSIDIARIES

                   CONSOLIDATED STATEMENTS OF OPERATIONS
                                (Unaudited)
                     (In thousands, except share data)

                                                    Three Months Ended
                                                       September 30,
                                                  2000              1999
                                                                (As restated)
                                               ------------     ------------
NET SALES                                          $99,208         $108,914

COST OF GOODS SOLD                                  95,208           98,497
                                               ------------     ------------
GROSS PROFIT                                         4,000           10,417

OPERATING EXPENSES:

  Selling, general and administrative                9,429            9,989

  Amortization of intangibles, net                     (68)            (157)
                                               ------------     ------------
     Total operating expenses                        9,361            9,832
                                               ------------     ------------
OPERATING INCOME (LOSS)                             (5,361)             585

INTEREST EXPENSE                                     2,605            2,234

MINORITY INTEREST IN NET LOSS                          (12)              (9)
  OF SUBSIDIARIES
                                               ------------     ------------
LOSS BEFORE INCOME TAXES AND
  CUMULATIVE EFFECT OF A CHANGE IN
  ACCOUNTING PRINCIPLE                              (7,954)          (1,640)

INCOME TAX BENEFIT                                  (2,634)            (453)
                                               ------------     ------------
LOSS BEFORE CUMULATIVE EFFECT OF
  A CHANGE IN ACCOUNTING PRINCIPLE                  (5,320)          (1,187)

CUMULATIVE EFFECT ON PRIOR YEARS (TO JUNE 30,
  2000) OF A CHANGE IN ACCOUNTING FOR DERIVATIVE
  FINANCIAL INSTRUMENTS, NET OF $364 TAX BENEFIT      (546)               --

                                               ------------     ------------
NET LOSS                                           ($5,866)         ($1,187)
                                               ============     ============

LOSS PER SHARE - BASIC AND DILUTED:

  LOSS BEFORE CUMULATIVE EFFECT OF A
    CHANGE IN ACCOUNTING PRINCIPLE                  ($0.69)          ($0.16)

  CUMULATIVE EFFECT OF A CHANGE IN ACCOUNTING
     FOR DERIVATIVE FINANCIAL INSTRUMENTS           ($0.07)               --
                                               ------------     ------------
  NET LOSS                                          ($0.76)          ($0.16)
                                               ============     ============
WEIGHTED AVERAGE NUMBER OF
  SHARES USED IN CALCULATION:

    BASIC                                        7,673,449        7,636,981
                                               ============     ============
    DILUTED                                      7,673,449        7,636,981
                                               ============     ============

                              ATCHISON CASTING CORPORATION AND SUBSIDIARIES

                                  CONSOLIDATED STATEMENTS OF OPERATIONS
                                               (Unaudited)
                                    (In thousands, except share data)

                                                       Three Months Ended           Six Months Ended
                                                           December 31,                December 31,
                                                      2000           1999          2000             1999
                                                                 (As restated)                 (As restated)
                                                   ------------   ------------  ------------   ------------
NET SALES                                             $105,809       $114,103      $205,017       $223,017

COST OF GOODS SOLD                                      97,758        101,810       192,966        200,307
                                                   ------------   ------------  ------------   ------------
GROSS PROFIT                                             8,051         12,293        12,051         22,710

OPERATING EXPENSES:

  Selling, general and administrative                   12,228         11,477        21,657         21,466

  Amortization of intangibles, net                         (52)          (135)         (120)          (292)

  Other income, net                                    (10,920)          (681)      (10,920)          (681)
                                                   ------------   ------------  ------------   ------------
     Total operating expenses                            1,256         10,661        10,617         20,493
                                                   ------------   ------------  ------------   ------------
OPERATING INCOME                                         6,795          1,632         1,434          2,217

INTEREST EXPENSE                                         2,945          2,277         5,550          4,511

MINORITY INTEREST IN NET INCOME                             21             73             9             64
  OF SUBSIDIARIES
                                                   ------------   ------------  ------------   ------------
INCOME (LOSS) BEFORE INCOME TAXES AND                    3,829           (718)       (4,125)        (2,358)
  CUMULATIVE EFFECT OF A CHANGE IN
  ACCOUNTING PRINCIPLE

INCOME TAX EXPENSE (BENEFIT)                             1,973            284          (661)          (169)
                                                   ------------   ------------  ------------   ------------
INCOME (LOSS) BEFORE CUMULATIVE EFFECT
  OF A CHANGE IN ACCOUNTING PRINCIPLE                    1,856         (1,002)       (3,464)        (2,189)

CUMULATIVE EFFECT ON PRIOR YEARS (TO JUNE 30,
  2000) OF A CHANGE IN ACCOUNTING FOR DERIVATIVE
  FINANCIAL INSTRUMENTS, NET OF $364 TAX BENEFIT                                       (546)
                                                   ------------   ------------  ------------   ------------
NET INCOME (LOSS)                                       $1,856        ($1,002)      ($4,010)       ($2,189)
                                                   ============   ============  ============   ============

INCOME (LOSS) PER SHARE - BASIC AND DILUTED:

  INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF A
    CHANGE IN ACCOUNTING PRINCIPLE                       $0.24         ($0.13)       ($0.45)        ($0.29)

  CUMULATIVE EFFECT OF A CHANGE IN ACCOUNTING
     FOR DERIVATIVE FINANCIAL INSTRUMENTS                                             (0.07)
                                                   ------------   ------------  ------------   ------------
  NET INCOME (LOSS)                                      $0.24         ($0.13)       ($0.52)        ($0.29)
                                                   ============   ============  ============   ============
WEIGHTED AVERAGE NUMBER OF
  SHARES USED IN CALCULATION:

    BASIC                                            7,689,347      7,644,262     7,681,390      7,640,617
                                                   ============   ============  ============   ============
    DILUTED                                          7,689,347      7,644,262     7,681,390      7,640,617
                                                   ============   ============  ============   ============

                      ATCHISON CASTING CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED STATEMENTS OF OPERATIONS
                                       (Unaudited)
                            (In thousands, except share data)

                                              Three Months Ended      Nine Months Ended
                                                   March 31,               March 31,
                                              2001        2000        2001        2000
                                                      (As restated)           (As restated)
                                           -----------  ----------  ----------  ----------
NET SALES                                    $116,924    $121,765    $321,941    $344,782

COST OF GOODS SOLD                            108,885     111,518     301,851     311,825
                                           -----------  ----------  ----------  ----------
GROSS PROFIT                                    8,039      10,247      20,090      32,957

OPERATING EXPENSES:

  Selling, general and administrative          12,271      11,355      33,928      32,821

  Amortization of intangibles, net                (77)        (68)       (197)       (360)

  Other income, net                                         -         (10,920)       (681)
                                           -----------  ----------  ----------  ----------
     Total operating expenses                  12,194      11,287      22,811      31,780
                                           -----------  ----------  ----------  ----------

OPERATING INCOME (LOSS)                        (4,155)     (1,040)     (2,721)      1,177

INTEREST EXPENSE                                2,982       2,445       8,532       6,956

MINORITY INTEREST IN NET INCOME                   121          44         130         108
   OF SUBSIDIARIES
                                           -----------  ----------  ----------  ----------
LOSS BEFORE INCOME TAXES AND                   (7,258)     (3,529)    (11,383)     (5,887)
  CUMULATIVE EFFECT OF A CHANGE IN
  ACCOUNTING PRINCIPLE

INCOME TAX BENEFIT                             (2,254)     (8,727)     (2,915)     (8,896)
                                           -----------  ----------  ----------  ----------
INCOME (LOSS) BEFORE CUMULATIVE EFFECT
  OF A CHANGE IN ACCOUNTING PRINCIPLE         ($5,004)     $5,198     ($8,468)     $3,009

CUMULATIVE EFFECT ON PRIOR YEARS (TO JUNE 30,
  2000) OF A CHANGE IN ACCOUNTING FOR DERIVATIVE
  FINANCIAL INSTRUMENTS, NET OF $364 TAX BENEFIT                        ($546)

                                           -----------  ----------  ----------  ----------
NET INCOME (LOSS)                             ($5,004)     $5,198     ($9,014)     $3,009
                                           ===========  ==========  ==========  ==========
INCOME (LOSS) PER SHARE - BASIC:

  INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF A
    CHANGE IN ACCOUNTING PRINCIPLE             ($0.65)      $0.68      ($1.10)      $0.39

  CUMULATIVE EFFECT OF A CHANGE IN ACCOUNTING
     FOR DERIVATIVE FINANCIAL INSTRUMENTS                               (0.07)
                                           -----------  ----------  ----------  ----------
  NET INCOME (LOSS)                            ($0.65)      $0.68      ($1.17)      $0.39
                                           ===========  ==========  ==========  ==========

INCOME (LOSS) PER SHARE - DILUTED:

  INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF A
    CHANGE IN ACCOUNTING PRINCIPLE             ($0.65)      $0.68      ($1.10)      $0.39

  CUMULATIVE EFFECT OF A CHANGE IN ACCOUNTING
     FOR DERIVATIVE FINANCIAL INSTRUMENTS                               (0.07)

                                           -----------  ----------  ----------  ----------
  NET INCOME (LOSS)                            ($0.65)      $0.68      ($1.17)      $0.39
                                           ===========  ==========  ==========  ==========
WEIGHTED AVERAGE NUMBER OF
  SHARES USED IN CALCULATION:

    BASIC                                   7,689,347   7,651,746   7,684,008   7,644,269
                                           ===========  ==========  ==========  ==========
    DILUTED                                 7,689,347   7,651,828   7,684,008   7,648,400
                                           ===========  ==========  ==========  ==========